UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – April 28, 2023

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 1.01	Entry Into A Material Definitive Agreement.
As reported on the Form 8-K filed on February 10, 2023, SIFCO Industries, Inc. (the “Company”) received a Notice of Event of Default and Reservation of Rights on February 6, 2023 (the “Notice”) from J.P. Morgan Chase Bank, N.A., as Lender, with respect to (i) that certain Credit Agreement dated as of August 8, 2018 (as it may be amended or modified from time to time, together with all Exhibits, Schedules and Riders annexed hereto from time to time, the “Credit Agreement”), by and among the Company, T & W Forge, LLC, an Ohio limited liability company (“T & W”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge”), the Loan Parties party thereto, and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”); and (ii) that certain Export Credit Agreement dated as of December 17, 2018 (as it may be amended or modified from time to time, together with all Exhibits, Schedules and Riders annexed hereto from time to time, the “Export Credit Agreement”, and collectively with the Credit Agreement, the “Credit Agreements”), by and among the Company, T&W, Quality Forge, the Loan Parties party thereto, and Lender. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Forbearance Agreement (as defined below).

As reported on the Form 8-K filed on April 5, 2023, the Company received written correspondence (the “Subsequent Notice”) with respect to the Credit Agreements in which Lender indicated further that it was still in the process of evaluating the existing default described in the Notice (the “Existing Default”) and reaffirmed its reservation of certain rights and remedies which may be available to it in connection with the Existing Default.

In connection with the culmination of good faith discussions engaged in by the Company and Lender, on April 28, 2023 the Company, T&W, and Quality Forge entered into a Forbearance Agreement (the “Forbearance Agreement”) with Lender in respect of the Credit Agreements pursuant to which, among other things, Lender agreed to forbear from exercising certain remedies available to Lender under the Credit Agreements as a result of the Existing Default until the earlier of August 15, 2023 or the date and time on which a forbearance event of default (as defined therein) occurs (such period is referred to herein as the “Forbearance Period”).

The Company and Lender agreed pursuant to the Forbearance Agreement that, during the Forbearance Period: (i) the Reserves under the Borrowing Base in the ABL Credit Agreement are reduced to $2,000,000; (ii) the aggregate outstanding principal balance of the Revolving Exposure under the ABL Credit Agreement and Export Revolving Loan may not at any time exceed the lesser of (x) $19,000,000 and (y) the Borrowing Base; (iii) the Company shall deliver a Borrowing Base Certificate to Lender on a weekly basis; (iv) the Company shall deliver Rolling 13 Week Cash Forecasts to Lender on a weekly basis; (v) all monthly financial reports required under Section (c) of the Reporting Schedule to the ABL Credit Agreement for the months ending December 2022, February 2023 (inclusive of January 2023) and March 2023 shall be delivered to Lender by May 15, 2023; (vi) all monthly financial reports required under Section (c) of the Reporting Schedule to the ABL Credit Agreement for the month ending April 30, 2023 shall be delivered to Lender by May 25, 2023; (vii) all monthly and quarterly financing statements of the Borrowers may be subject to normal quarter-end review adjustments; (viii) the Applicable Margin shall be maintained at “Category 1” for the Domestic Revolving Loan per the Terms Schedule to the Domestic Credit Agreement; and (ix) the Fixed Charge Coverage Ratio shall not be tested as set forth in the Financial Covenants Schedule to the ABL Credit Agreement.

Lender’s agreement to forbear during the Forbearance Period from exercising remedies which otherwise may be available to it is subject to the continued satisfaction by the Company of certain conditions outlined in the Forbearance Agreement, namely: (i) the continued engagement by the Company of Getzler Henrich & Associates, LLC to provide professional financial and accounting assistance and to advise the Company with respect to the Company’s business and operations; (ii) the continued engagement by the Company of Houlihan Lokey as an investment banker to assist the Company with identifying and executing on one or more transactions which would satisfy in full the obligations owed to Lender under the Credit Agreements; and (iii) the engagement by the Company of a debt placement consultant as approved by Lender to assist the Company with identifying and executing on one or more refinancing transactions to satisfy in full the obligations owed to Lender under the Credit Agreement.

The foregoing description of the Forbearance Agreement does not purport to be complete and is subject to, and qualified by, the full text of such document, a copy of which is filed as Exhibit 10.1.

Item 4.01	Change In Registrant’s Certifying Accountant.
(a) Appointment of RSM US LLP. On May 3, 2023, the Audit Committee of the Board of Directors of SIFCO Industries, Inc. appointed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023. The appointment was approved following the completion by the Company of its request for proposal process with respect to the election of its independent registered public accounting firm for the upcoming fiscal year. During the fiscal years ended September 30, 2022 and 2021, and the subsequent interim period from January 1, 2023 through May 3, 2023, neither we nor anyone on our behalf consulted with RSM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, in any case where a written report or oral advice was provided to us by RSM that RSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Forbearance Agreement, dated April 28, 2023, by and among JPMorgan Chase Bank, N.A., SIFCO Industries, Inc., T&W Forge LLC, and Quality Aluminum Forge, LLC.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: May 4, 2023
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)